                                  Exhibit 2(b)


                          Agreement and Plan of Merger,
                           dated as of July 11, 1996,
                           between Washington Savings
                            and Metropolitan Savings

                          AGREEMENT AND PLAN OF MERGER


      Agreement and Plan of Merger, dated as of July 11, 1996, by and between Washington Federal Savings and Loan Association (the "Acquiror Bank") and Metropolitan Federal Savings and Loan Association of Seattle (the "Bank").

                                  WITNESSETH:


      WHEREAS, the Bank is a federally-chartered savings and loan association and a wholly-owned subsidiary of Metropolitan Bancorp (the "Company"); and

      WHEREAS, the Acquiror Bank is a federally-chartered savings and loan association and a wholly-owned subsidiary of Washington Federal, Inc. (the "Acquiror"); and

      WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Agreement"), pursuant to which the Company will merge with and into the Acquiror (the "Parent Merger"); and

      WHEREAS, the Bank and the Acquiror Bank (the "Constituent Banks") desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. THE MERGER. Subject to the terms and conditions of this Agreement and Plan of Merger, at the Effective Time (as defined in Section 2 hereof), the Bank shall merge with and into the Acquiror Bank (the "Merger") under the laws of the United States. The Acquiror Bank shall be the surviving bank of the Merger (the "Surviving Bank").

      2. EFFECTIVE TIME. The Merger shall become effective on the date and at the time that Articles of Combination are endorsed by the Office of Thrift Supervision (the "OTS"), unless a later date and time is specified as the effective time in such Articles of Combination (the "Effective Time").

      3. CHARTER; BYLAWS. The Charter and Bylaws of the Acquiror Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

      4. NAME; OFFICES. The name of the Surviving Bank shall be "Washington Federal Savings and Loan Association." The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the

Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Bank and the Acquiror Bank which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof.

      5.   DIRECTORS AND EXECUTIVE OFFICERS.  Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of nine persons the names and residence addresses of which are set forth as Schedule II hereto and (ii) the executive officers of the Surviving Bank shall be the executive officers of the Acquiror Bank immediately prior to the Effective Time.

      6. EFFECTS OF THE MERGER. Upon consummation of the Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Merger had not occurred. In accordance with 12 C.F.R. Section 563b.3(f), the Surviving Bank shall assume and maintain the liquidation account established by the Bank in connection with its conversion to stock form.

      7.   EFFECT ON SHARES OF STOCK.

      (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

      (b) At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

      8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement and Plan of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement and Plan of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

      9. COUNTERPARTS. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

      10. GOVERNING LAW. This Agreement and Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Washington.

      11. AMENDMENT. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

      12. WAIVER. Any of the terms or conditions of this Agreement and Plan of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

      13. ASSIGNMENT. This Agreement and Plan of Merger may not be assigned by any party hereto without the prior written consent of the other party.

      14. TERMINATION. This Agreement and Plan of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

      15. PROCUREMENT OF APPROVALS. This Agreement and Plan of Merger shall be subject to the approval of the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at a meeting to be called and held by each in accordance with the applicable provisions of law and their respective Charter and

Bylaws (or a consent or consents in lieu thereof). The Acquiror Bank and the Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the OTS as may be required by applicable laws and regulations.

      16. CONDITIONS PRECEDENT. The obligations of the parties under this Agreement and Plan of Merger shall be subject to: (i) the approval of this Agreement and Plan of Merger by the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at meetings of shareholders duly called and held (or by consent or consents in lieu thereof);
(ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

      IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement and Plan of Merger to be executed on its behalf by its duly authorized officers.

                                           WASHINGTON FEDERAL SAVINGS
                                            AND LOAN ASSOCIATION
Attest:



/s/ Ronald L. Saper                        By:/s/ Guy C. Pinkerton
- ---------------------------------------       ----------------------------------
Name:  Ronald L. Saper                     Name:  Guy C. Pinkerton
Title: Senior Vice President               Title: Chairman, President and Chief
        and Chief Financial Officer                Executive Officer



                                           METROPOLITAN FEDERAL SAVINGS
                                            AND LOAN ASSOCIATION OF SEATTLE
Attest:



/s/ Edwin C. Hedlund                       By:    /s/ Patrick F. Patrick
- ---------------------------------------           ------------------------------
Name:  Edwin C. Hedlund                    Name:  Patrick F. Patrick
Title: Secretary                           Title: President and Chief Executive
                                                   Officer

                                   SCHEDULE I

                         OFFICES OF THE SURVIVING BANK


HOME OFFICE:                    425 Pike Street
- -----------                     Seattle, WA  98101



OTHER OFFICES:
- -------------


SOUTHERN WASHINGTON DIVISION:



 Arctic Building Office             700 Third Avenue
                                    Seattle, WA  98104



 Ballard Office                     2020 N.W. Market Street
                                    Seattle, WA  98107



 Bellevue/Redmond Office            14801 N.E. Bellevue-Redmond Rd.
                                    Bellevue, WA  98007



 Bothell Office                     10116 N.E. 183rd
                                    Bothell, WA  98011



 Bremerton Office                   4250 Wheaton Way
                                    Bremerton, WA  98310



 Centralia Office                   110 No. Pearl Street
                                    Centralia, WA  98531



 Federal Way Office                 2206 South 320th
                                    Federal Way, WA  98003

 Kent Office                        10415 S.E. 240th Street
                                    Kent, WA  98031



 Kirkland Office                    116 Kirkland Avenue
                                    Kirkland, WA  98033



 Lacey Office                       4110 Pacific Avenue S.E.
                                    Lacey, WA  98503



 Lynnwood Office                    5809 196th S.W.
                                    Lynnwood, WA  98036



 Magnolia Office                    3219 West McGraw Street
                                    Seattle, WA  98199



 Olympia Office                     422 Capitol Way So.
                                    Olympia, WA  98501



 Poulsbo Office                     18960 State Hwy. N., #104
                                    Poulsbo, WA  98370



 Rainier Office                     4800 Rainier Avenue South
                                    Seattle, WA  98118



 Sequim Office                      191 W. Washington Street
                                    Sequim, WA  98382



 University Place Office            3702-A Budgeport Way West
                                    Tacoma, WA  98466



 Wedgwood Office                    7334 35th Avenue, N.E.
                                    Seattle, WA  98115

 West Seattle Office                4700 42nd Avenue, S.W.
                                    Seattle, WA  98116



NORTHERN WASHINGTON DIVISION:



 Mount Vernon Office                317 Second Street
                                    Mount Vernon, WA  98273



 Anacortes Office                   1017 Commercial Avenue
                                    Anacortes, WA  98221



 Bellingham Office                  1100 Lakeway Drive
                                    Bellingham, WA  98226



 Burlington Office                  300 East Fairhaven Avenue
                                    Burlington, WA  98233



 Eastsound Office                   Eastsound Square
                                    Eastsound, WA  98245



 La Conner Office                   620 Morris Street
                                    La Conner, WA  98257



 Mount Vernon Mall Office           225 East College Way
                                    Mount Vernon, WA  98273



 Oak Harbor Office                  9067 90th N.W.
                                    Oak Harbor, WA  98277



 Sedro-Woolley Office               Fourth and State Streets
                                    Sedro Woolley, WA  98284

 Stanwood Office                    9025 271st N.W.
                                    Stanwood, WA  98292


WESTERN IDAHO DIVISION:



 Boise Main Office                  1001 West Idaho Street
                                    Boise, ID  83702



 Broadway Office                    1789 Broadway Avenue
                                    Boise, ID  83706



 Caldwell Office                    515 Cleveland Boulevard
                                    Caldwell, ID  83605



 Cole & Ustick Office               3197 North Cole Road
                                    Boise, ID  83704



 Eagle Office                       560 East State Street
                                    Eagle, ID  83616



 Fairview Office                    10150 Fairview Avenue
                                    Boise, ID  83704



 Hillcrest Office                   1581 South Orchard
                                    Boise, ID  83705



 Jerome Office                      140 East Main Street
                                    Jerome, ID  83338



 McCall Office                      101 E. Lake Street
                                    McCall, ID  83638

 Meridian Office                    713 East First Street
                                    Meridian, ID  83642



 Mountain Home Office               310 American Legion Blvd.
                                    Mountain Home, ID  83647



 Nampa Office                       223 11th Avenue South
                                    Nampa, ID  83651



 Nampa Midland Office               1001 Nampa/Caldwell Blvd.
                                    Nampa, ID  83651



 Orchard Office                     10 South Orchard Street
                                    Boise, ID  83705



 Twin Falls Office                  494 Blue Lakes Blvd. North
                                    Twin Falls, ID  83301



EASTERN IDAHO DIVISION:



 Idaho Falls Office                 500 North Capital
                                    Idaho Falls, ID  83402



 17th Street Office                 2287 East 17th Street
                                    Idaho Falls, ID  83404



 Blackfoot Office                   715 West Judicial
                                    Blackfoot, ID  83221



 Pocatello-Yellowstone Office       1045 Yellowstone Avenue
                                    Pocatello, ID  83201

 Rexburg Office                     80 North 200 East
                                    Rexburg, ID  83440



OREGON DIVISION:



 Albany Main Office                 300 Ellsworth St., S.W.
                                    Albany, OR  97321



 Bend Office                        2415 N.E. Highway 20
                                    Bend, OR  97701



 Corvallis Office                   1111-A N.W. Ninth Street
                                    Corvallis, OR  97330



 Dallas Office                      611 Main Street
                                    Dallas, OR  97338



 East Salem Office                  1677 Hawthorne Ave., N.E.
                                    Salem, OR  97301



 Eugene Coburg Office               1745 Coburg Road
                                    Eugene, OR  97401



 Eugene - 11th Avenue Office        200 East 11th Avenue
                                    Eugene, OR  97401



 Florence Office                    620 Highway 101
                                    Florence, OR  97439



 Hillsboro Office                   1234 W. Baseline
                                    Hillsboro, OR  97123

 Hood River Office                  215 Oak Street
                                    Hood River, OR  97031



 Lincoln City Office                1545 North Highway 101
                                    Lincoln City, OR  97367



 Monmouth Office                    523 Main Street East
                                    Monmouth, OR  97361



 Newport Office                     505 North Coast Highway
                                    Newport, OR  97365



 Portland Office                    435 S.W. 5th Avenue
                                    Portland, OR  97204



 Salem Office                       198 Liberty Street, N.E.
                                    Salem, OR  97301



 The Dalles Office                  235 E. Third Street
                                    The Dalles, OR  97058



 Vancouver Office                   13411 S.E. Mill Plain Blvd.
                                    Suite A-1
                                    Vancouver, WA  98383



 Waldport Office                    325 N.W. Hemlock
                                    Waldport, OR  97394



 West Salem Office                  777 Wallace Road N.W.
                                    Salem, OR  97304



 Wilsonville Office                 29028 Town Center Loop, E.
                                    Wilsonville, OR  97070

Woodburn Office                     999 N. Cascade Drive
                                    Woodburn, OR  97071



UTAH DIVISION:



 Plaza Main Office                  505 East 200 South
                                    Salt Lake City, UT  84147



 Cottonwood Office                  4748 S. Highland Drive
                                    Salt Lake City, UT  84117



 Eagle Gate Office                  60 East South Temple
                                    Suite 110-63
                                    Salt Lake City, UT  84111



 Fashion Place Office               181 East 6100 South
                                    Murray, UT  84107



 Foothill Office                    1442 Foothill Dr.
                                    Salt Lake City, UT  84108



 Layton Office                      1597 N. Woodland Park Dr.
                                    Layton, UT  84041



 Logan Office                       399 North Main
                                    Logan, UT  84321



 Olympus Hills Office               3983 S. Wasatch Blvd.
                                    Salt Lake City, UT  84124



 Price Office                       308 East Main
                                    Price, UT  84501

 Sugar House Office                 2262 S. Highland Drive
                                    Salt Lake City, UT  84106



 Tremonton Office                   340 E. Main Street
                                    Tremonton, UT  84337



ARIZONA DIVISION:



 South Tucson Office                1833 South 6th Ave.
                                    Tucson, AZ  85713



 Speedway/El Rancho Office          3333 E. Speedway Blvd.
                                    Tucson, AZ  85716



 Swan Sunrise Office                4788 E. Sunrise Dr.
                                    Tucson, AZ  85718



 Flowing Wells Office               1315 W. Prince Rd.
                                    Tucson, AZ  85705



 Camino Seco/Broadway Office        8675 E. Broadway Blvd.
                                    Tucson, AZ  85710



Grant & Craycroft Office            5520 E. Grant Road
                                    Tuscon, AZ  85712



Green Valley Office                 303 E. Esperanza Blvd.
                                    Green Valey, AZ  85614

BANK OFFICES:



 Corporate Headquarters             1520 Fourth Avenue
                                    Seattle, WA  98101



 Auburn Office                      55 "A" Street S.E.
                                    Auburn, WA  98002



 Crown Hill Office                  8318 15th Avenue, N.W.
                                    Seattle, WA  98117



 Eastgate Office                    3712 150th S.E.
                                    Bellevue, WA  98006



 Edmonds Office                     229 Main Street
                                    Edmonds, WA  98020



 Federal Way Office                 1627 S. 312th
                                    Federal Way, WA  98003



 Lakewood Office                    9919 Bridgeport Way S.W.
                                    Tacoma, WA  98499



 Rainier Beach Office               9325 Rainier Avenue S.
                                    Seattle, WA  98118



 Redmond Office                     16200 Redmond Way
                                    Redmond, WA  98052



 West Seattle Office                6428 California Avenue S.W.
                                    Seattle, WA  98136

 Westlake Park Office               1516 Fourth Avenue
                                    Seattle, WA  98101

                                  SCHEDULE II

                                                                       Term
          Name                         Residence Address              Expires
- --------------------------   -----------------------------------    -----------


Kermit O. Hanson             17760 - 14th N.W.
                             Seattle, WA 98177                         1998



W. Alden Harris              111 W. Highland Dr., #8W
                             Seattle, WA 98119                         1997



Anna C. Johnson              3715 West Fulton
                             Seattle, WA  98199                        1999



Harold C. Kean               10509 Culpepper Ct., N.W.
                             Seattle, WA 98177                         1997



Vernon Keener                460 2nd Ave. South, #201
                             Kirkland, WA 98033                        1999



E.W. Mersereau, Jr.          831 E. Pacific View Dr.
                             Bellingham, WA 98226                      1998



Guy C. Pinkerton             514 N.E. 97th, #301
                             Seattle, WA 98115                         1998



Richard C. Reed              2010 Killarney Way
                             Bellevue, WA 98004                        1999



Charles R. Richmond          10112 NE 38th Court, #906
                             Kirkland, WA  98033                       1999